Exhibit 3.2

FOURTH AMENDED AND RESTATED BYLAWS

OF

PREMIERE GLOBAL SERVICES, INC.

FOURTH AMENDED AND RESTATED BYLAWS

OF

PREMIERE GLOBAL SERVICES, INC.

December 8, 2015

ARTICLE I.

DEFINITIONS

As used in these Bylaws, the terms set forth below shall have the meanings indicated, as follows:

“Articles of Incorporation” means the Second Amended and Restated Articles of Incorporation of the Corporation, as amended from time to time.

“Board” shall mean the Board of Directors of the Corporation.

“Chief Executive Officer” shall mean the President of the Corporation, or such other officer as shall be designated by the Board as having the duties of the Chief Executive Officer, as described in Section D of Article V of these Bylaws.

“Code” shall mean the Georgia Business Corporation Code, as amended from time to time.

“Corporation” shall mean Premiere Global Services, Inc., a Georgia corporation.

“Secretary” shall mean the Secretary of the Corporation, or such other officer as shall be designated by the Board as having the duties of the corporate Secretary as described in Section E of Article V of these Bylaws.

“Secretary of State” shall mean the Secretary of the State of Georgia.

“Voting group” shall have the meaning set forth in Section F of Article III of these Bylaws.

ARTICLE II.

GENERAL PROVISIONS REGARDING NOTICES

Section A. NOTICES.

1) Except as otherwise provided in the Articles of Incorporation or these Bylaws, or as otherwise required by applicable law: Any notice required by these Bylaws or bylaw shall be in writing unless oral notice is reasonable under the circumstances.

2) Notice may be communicated in person; by telephone, electronic transmission, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

3) Written notice by the Corporation to any shareholder, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders; provided that if the Corporation has more than five hundred (500) shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

4) Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual registration with the Secretary of State.

5) Except as provided in paragraph 4) above, written notice, if in a comprehensible form, is effective at the earliest of the following:

¡	When received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence;

¡	Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

¡	On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

6) Oral notice is effective when communicated if communicated in a comprehensible manner.

7) In calculating time periods for notice under these Bylaws, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

Section B. WAIVER OF NOTICE.

Except as otherwise provided or required by the Articles of Incorporation, these Bylaws or applicable law:

1) A shareholder may waive any notice required to be given to such shareholder, before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s corporate records.

2) A shareholder’s attendance at a meeting:

¡	Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

¡	Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

3) Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets or any other action which would entitle the shareholder to exercise statutory dissenter’s rights under the Code and obtain payment for his shares shall not be effective unless:

¡	Prior to the execution of the waiver, the shareholder shall have been furnished the same material that under the Code would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters’ rights as provided in the Code; or

¡	The waiver expressly waives the right to receive the material required to be furnished.

4) A director may waive any notice required to be given to such director by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, except as provided in paragraph 5) below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s corporate records.

5) A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE III.

SHAREHOLDERS’ MEETINGS

Section A. PLACE OF MEETING.

The Board may designate any place within or outside the State of Georgia as the place of meeting for any annual or special shareholders’ meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or outside the State of Georgia as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section B. ANNUAL MEETING.

An annual meeting of the shareholders shall be held at such time and place as the Board shall determine, at which time the shareholders shall elect a Board and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board may cause the annual meeting of shareholders to be held on such other date in any year as the Board shall determine to be in the best interests of the Corporation, and any business transacted at that meeting shall have the same validity as if transacted on the date designated herein.

Section C. SPECIAL MEETINGS.

Except to the extent otherwise prescribed by statute or the Articles of Incorporation, special meetings of the shareholders, for any purpose or purposes, may be called by the Chief Executive Officer, or by the presiding officer of the Board, if any. The Chief Executive Officer or the Secretary shall call a special meeting when: (i) requested in writing by any two or more of the directors; or (ii) requested in writing by shareholders owning shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such meeting. Any such written request shall be signed and dated and shall state the purpose or purposes of the proposed meeting.

Section D. NOTICE TO SHAREHOLDERS.

1) Except as otherwise specifically provided in this Section, requirements with respect to the giving of notice and waiver of notice shall be governed by the provisions of Article II of these Bylaws.

2) The Corporation shall give notice to each shareholder entitled to vote thereat of the date, time and place of each annual and special shareholders’ meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date.

3) Unless otherwise required by the Code with respect to meetings at which specified actions will be considered (including but not limited to mergers, certain share exchanges, certain asset sales by the Corporation, and dissolution of the Corporation), notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

4) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

5) Unless a new record date is set (or is required by law or by the terms of these Bylaws to be set) therefor, notice of the date, time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given in accordance with these Bylaws as if such adjourned meeting were a newly-called meeting.

6) If any corporate action proposed to be considered at a meeting of shareholders would or might give rise to statutory dissenters’ rights under the Code, the notice of such meeting shall state that the meeting is to include consideration of such proposed corporate action, and that the consummation of such action will or might give rise to such dissenters’ rights, and shall include the description of such statutory dissenters’ rights required by the Code.

7) If any corporate action which would give rise to statutory dissenters’ rights under the Code is taken by written consent of shareholders without a meeting, or is taken at a meeting with respect to which less than all shareholders were entitled to receive notice, or is otherwise taken without a vote of shareholders, the Corporation shall cause notice thereof, including the information concerning statutory dissenters’ rights contemplated by paragraph 2) above, to be given, not more than ten (10) days after the adoption of such action by shareholder vote at a meeting or by written consent to those shareholders who did not execute such written consent or who were not entitled to receive notice of such meeting, or to all shareholders if such action was otherwise taken without a vote of shareholders.

Section E. FIXING OF RECORD DATE.

1) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the shareholders, shall be the record date for such purpose.

2) A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

3) A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

4) For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other acquisition of the Corporation’s shares), the record date shall be the date fixed for such purpose by the Board, or if the Board does not fix such a date, the date on which the Board authorizes such distribution.

Section F. QUORUM AND VOTING REQUIREMENTS.

1) Except as otherwise provided by the Articles of Incorporation or the Code:

¡	A “voting group” with respect to any given matter means all shares of one or more class or series which, under the Articles of Incorporation or the Code, are entitled to vote and be counted together collectively on that matter, and unless specified otherwise in the Articles of Incorporation, the Code or these Bylaws, all shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

¡	Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting.

¡	A majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter.

¡	The presence of a quorum of each voting group entitled to vote thereon shall be the requisite for transaction of business on a given matter.

¡	Action on a matter other than election of directors is approved by a voting group if a quorum of such voting group exists and the number of votes cast within such voting group in favor of such action exceeds the number of votes cast within such voting group against such action.

¡	Except as otherwise provided in these Bylaws, all shares entitled to vote for election of directors shall vote thereon as a single voting group, and directors shall be elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum of such voting group is present.

2) Once a share is represented for any purpose other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or is required by law or these Bylaws to be, set for that adjourned meeting.

3) If a quorum for transaction of business shall not be present at a meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting stock shall be present. No notice other than announcements at the meeting before adjournment shall be required of the new date, time or place of the adjourned meeting, unless a new record date for such adjourned meeting is, or is required by law or these Bylaws to be, fixed. At such adjourned meeting (for which no new record date is, or is required to be, set) at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

Section G. PROXIES.

At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be: (i) effective unless given in writing and signed, either personally by the shareholder or his attorney-in-fact; or (ii) effective until received by the Secretary or other officer or agent authorized to tabulate votes; or valid after eleven months from its date, unless said proxy expressly provides for a longer period.

Section H. INFORMAL ACTIONS BY SHAREHOLDERS.

1) Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consent (which may take the form of one or more counterpart copies), setting forth the action so taken, shall be signed by all the holders of all the shares entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the shareholders; provided, however, that no such consent which purports to be an approval of any plan of merger, share exchange, asset sale or other transaction: (i) as to which shareholder approval is required by the Code; and (ii) with respect to which specific disclosure requirements to voting shareholders are imposed by the Code, shall be effective unless:

¡	Prior to the execution of the consent, each consenting shareholder shall have been furnished the same material which, under the Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ rights; or

¡	The written consent contains an express waiver of the right to receive the material otherwise required to be furnished.

ARTICLE IV.

DIRECTORS

Section A. GENERAL POWERS.

All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board, subject to any limitation set forth in the Articles of Incorporation, or any amendment to these Bylaws approved by the shareholders of the Corporation, or any otherwise lawful agreement among the shareholders of the Corporation.

Section B. NUMBER, TENURE, QUALIFICATIONS.

The Board shall consist of one (1) or more individuals, the precise number to be fixed by resolution of the directors from time to time. Each member of the Board shall hold office until the annual meeting of shareholders held next after his election and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death. Directors shall be natural persons who are eighteen (18) years of age or older, but need not be shareholders or residents of Georgia unless the Articles of Incorporation require otherwise.

Section C. VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

Newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the board of directors, or by the sole remaining director. A director so chosen shall hold office until the next annual meeting of shareholders of the Corporation. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Section D. PLACE OF MEETING.

The Board may hold its meetings at such place or places within or without the State of Georgia as it may from time to time determine.

Section E. COMPENSATION.

Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as may be from time to time determined by resolution of the Board.

Section F. REGULAR MEETINGS.

A regular annual meeting of the Board shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place within or without the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

Section G. SPECIAL MEETINGS.

Special meetings of the Board may be called by the Chief Executive Officer or the presiding officer of the Board, if different from the Chief Executive Officer, on not less than two (2) days’

notice to each director by mail, electronic transmission, or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Code, and shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two (2) or more members of the Board. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.

Section H. GENERAL PROVISIONS REGARDING NOTICE AND WAIVER.

Except as otherwise expressly provided in this Article IV, matters relating to notice to directors and waiver of notice by directors shall be governed by the provisions of Article II of these Bylaws.

Section I. QUORUM.

At all meetings of the Board, unless otherwise provided in the Articles of Incorporation or other provisions of these Bylaws, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

Section J. MANNER OF ACTING.

Except as expressly otherwise provided by the Articles of Incorporation or other provisions of these Bylaws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

¡	He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

¡	His dissent or abstention from the action taken is entered in the minutes of the meeting; or

¡	He does not vote in favor of the action taken and delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

Section K. COMMITTEES.

1) Except as otherwise provided by the Articles of Incorporation, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board.

2) The provisions of these Bylaws and of the Code which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this Section and their members.

3) To the extent specified by the Articles of Incorporation, these Bylaws and the resolution of the Board creating such committee, each committee may exercise the authority of the Board, provided that a committee may not:

¡	Approve, or propose to shareholders for approval, action required by the Code to be approved by shareholders;

¡	Fill vacancies on the Board or on any of its committees;

¡	Exercise any authority which the Board may have to amend the Articles of Incorporation;

¡	Adopt, amend, or repeal Bylaws; or

¡	Approve a plan of merger not requiring shareholder approval.

Section L. ACTION WITHOUT FORMAL MEETING.

Except as expressly otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if written consent thereto (which may take the form of one or more counterparts) is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee. A consent executed in accordance herewith has the effect of a meeting vote and may be described as such in any document.

Section M. CONFERENCE CALL MEETINGS.

Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE V.

OFFICERS

Section A. GENERALLY.

1) The Board shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall hold their offices for such terms as shall be determined by the Board and shall exercise such powers and perform such duties as are specified in these Bylaws or in a resolution of the Board. Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

2) The Corporation shall have, at a minimum, the following officers, which offices shall bear the titles designated therefore by resolution of the Board, but in the absence of such designation shall bear the titles set forth below:

Office	Title

Chief Executive Officer	President and/or CEO

Secretary	Secretary

Treasurer	Treasurer and/or CFO

3) All officers of the Corporation shall serve at the pleasure of the Board, and in the absence of specification otherwise in a resolution of the Board, each officer shall be elected to serve until the next succeeding annual meeting of the Board and the election and qualification of his successor, subject to his earlier death, resignation or removal.

4) Any person may hold two or more offices simultaneously, and no officer need be a shareholder of the Corporation.

5) If so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board.

Section B. COMPENSATION.

The salaries of the officers of the Corporation shall be fixed by the Board, except that the Board may delegate to any officer or officers the power to fix the compensation of any other officer.

Section C. VACANCIES.

A vacancy in any office, because of resignation, removal or death may be filled by the Board for the unexpired portion of the term, or if so provided by resolution of the Board, by an officer of the Corporation to whom has been delegated the authority to appoint the holder of such vacated office.

Section D. CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer shall have such title or titles designated by the Board and shall be the principal executive officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall in general manage, supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of all of the shareholders. He may sign, individually or in conjunction with any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Executive Officer of the Corporation and such other duties as may be prescribed by the Board from time to time.

Section E. SECRETARY.

The Secretary may be designated by any such title as determined by resolution of the Board, but shall have the duties of the officer denominated the “Secretary” under the Code. Such officer shall: (i) attend and keep the Minutes of the shareholders’ meetings and of the Board’s meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as otherwise required by law or the provisions of the Articles of Incorporation; (iii) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (iv) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation’s shareholders in a form that permits the preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares, showing the number and class of shares held by each; (v) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board; (vi) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the Code or otherwise to create, maintain or preserve; (vii) in general perform all duties incident to the legal office of “Secretary,” as described in the Code, and such other duties as from time to time may be assigned to him by the Board.

Section F. THE TREASURER.

The Treasurer, unless otherwise determined by the Board, shall (i) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; and (ii) in general perform all the duties incident o the office of Treasurer and such other duties as from time to time may be designated by the Board.

Section G. CHIEF TECHNOLOGY OFFICER.

The Chief Technology Officer, subject to the authority of the Chief Executive Officer, has responsibility for global technology initiatives, including product management and research and development. The Chief Technology Officer shall also have such powers and perform such duties and have any authority as may be delegated from time to time by the Board of Directors or the Chief Executive Officer, and shall be subject to the limitations fixed from time to time by the Board of Directors or the Chief Executive Officer.

Section H. DEPUTY OFFICERS.

The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefor by the Board; however, any office designated with the prefix “Vice” or “Deputy” shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Board from time to time.

Section I. ASSISTANT OFFICERS.

The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers. The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

ARTICLE VI.

INDEMNIFICATION

Section A. INDEMNIFICATION OF DIRECTORS.

The Corporation shall indemnify and hold harmless any director of the Corporation (an “Indemnified Person”) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article VI, collectively, a “Proceeding”) because he or she is or was a director, officer, employee, or agent of the Corporation, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article VI, a “Liability”), provided, however, that no indemnification shall be made for: (a) any appropriation by a director, in violation of the director’s duties, of any business opportunity of the Corporation; (b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit.

Section B. INDEMNIFICATION OF OTHERS.

The Board of Directors shall have the power to cause the Corporation to provide to officers, employees, and agents of the Corporation all or any part of the right to indemnification permitted for such persons by appropriate provisions of the Code. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified. Each officer, employee, or agent of the Corporation so identified shall be an “Indemnified Person” for purposes of the provisions of this Article VI.

Section C. OTHER ORGANIZATIONS.

The Corporation shall provide to each director, and the Board of Directors shall have the power to cause the Corporation to provide to any officer, employee, or agent, of the Corporation who is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise all or any part of the right to indemnification and other rights of the type provided under Sections A, B, D, and J of this Article VI (subject to the conditions, limitations, and obligations specified in those Sections) permitted for such persons by appropriate provisions of the Code. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified. Each person so identified shall be an “Indemnified Person” for purposes of the provisions of this Article VI.

Section D. ADVANCES.

Expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred by an Indemnified Person in defending any Proceeding of the kind described in Sections A or C, as to an Indemnified Person who is a director of the Corporation, or in Sections B or C, as to other Indemnified Persons, if the Board of Directors has specified that advancement of expenses be made available to any such Indemnified Person, shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than ten (10) days following the Indemnified Person’s delivery to the Corporation of a written request for an advance pursuant to this Section D, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section D if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation may make the advances contemplated by this Section D regardless of the Indemnified Person’s financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section D may be unsecured and interest-free.

Section E. NON-EXCLUSIVITY.

Subject to any applicable limitation imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon.

Section F. INSURANCE.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while serving in such a capacity, is also or was also serving at the request of the Corporation as a director, officer, trustee, partner, employee, or agent of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any Liability that may be asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify or advance expenses to him or her against such liability under the provisions of this Article VI.

Section G. NOTICE.

If the Corporation indemnifies or advances expenses to a director under any of Sections 14-2-851 through 14-2-854 of the Code in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by Section 142-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Section H. SECURITY.

The Corporation may designate certain of its assets as collateral, provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article VI, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article VI, as the Board of Directors deems appropriate.

Section I. AMENDMENT.

Any amendment to this Article VI that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article VI to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This Section I cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

Section J. AGREEMENTS.

The provisions of this Article VI shall be deemed to constitute an agreement between the Corporation and each Indemnified Person hereunder. In addition to the rights provided in this Article VI, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any Indemnified Person indemnification rights substantially similar to those provided in this Article VI.

Section K. CONTINUING BENEFITS.

The rights of indemnification and advancement of expenses permitted or authorized by this Article VI shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section L. SUCCESSORS.

For purposes of this Article VI, the term “Corporation” shall include any corporation, joint venture, trust, partnership, or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article VI on the same terms and conditions and to the same extent as this Corporation.

Section M. SEVERABILITY.

Each of the Sections of this Article VI, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article VI that is not declared invalid or unenforceable

Section N. ADDITIONAL INDEMNIFICATION.

In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and such of its officers as have been designated by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.

ARTICLE VII.

REIMBURSEMENT OF NON-DEDUCTIBLE

PAYMENTS TO OFFICERS AND EMPLOYEES

In the event any payments to an officer or employee of the Corporation, such as salary, commission, bonus, interest or rent expenses incurred by him, is thereafter disallowed in whole or in part by the Internal Revenue Service as a proper deduction for income tax purposes under Section 162 of the Internal Revenue Code of 1986 (or disallowed under any similar statutory section which may subsequently replace such Section 162), such disallowed payments shall be deemed to be an obligation owed by such officer or employee to the Corporation. Such disallowed payments shall be reimbursed by such officer or employee to the Corporation on or before ninety (90) days following the final determination of such disallowance by the Internal Revenue Service or entry of the final judgment of such determination if adjudicated. It shall be the duty of the Board to enforce reimbursement of each such amount disallowed, including the withholding from future compensation payments to such officer or employee until the amount owed to the Corporation has been recovered.

ARTICLE VIII.

FISCAL YEAR

The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.

ARTICLE IX.

ANNUAL STATEMENTS

1) No later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

¡	A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of the fiscal year, and

¡	A profit and loss statement showing the results of its operation during the fiscal year.

2) Upon written request, the Corporation shall mail promptly to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement. If prepared for other purposes, the Corporation shall also furnish upon written request a statement of sources and applications of funds and a statement of changes in shareholders’ equity for the fiscal year. If financial statements are prepared by the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared otherwise than on the basis of generally accepted accounting principles, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the Corporation for the use of others.

3) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the Chief Executive Officer or the person responsible for the Corporation’s accounting records:

¡	Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

¡	Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

ARTICLE X.

CAPITAL STOCK

Section A. SHARES WITHOUT CERTIFICATES.

1) Unless and until authorized by a resolution of the Board, including the approval by the Board of the form of certificate, the shares of any or all of its classes shall not be represented by certificates. Within a reasonable time after the issuance or transfer of such shares, the Corporation shall send to the holder of such shares a written statement setting forth, with respect to such shares: (i) the name of the Corporation as issuer and the Corporation’s state of incorporation; (ii) the name of the person to whom such shares are issued; (iii) the number of shares and class of shares and series, if any; and (iv) the terms of any restrictions on transfer which, were such shares represented by a stock certificate would be required to be noted on such certificate, by law, by the Articles of Incorporation or these Bylaws, or by any legal agreement among the shareholders of the Corporation.

2) If authorized by a resolution of the Board, the interest of each shareholder may be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder’s name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed by one or more officers of the Corporation specified by resolution of the Board, but in the absence of such specifications, shall be valid if executed by the Chief Executive Officer or any Deputy or Assistant thereto, and such execution is countersigned by the Secretary, or any Deputy or Assistant thereto. Each stock certificate may but need not be sealed with the seal of the Corporation.

Section B. TRANSFER.

Transfers of stock shall be made on the books of the Corporation only by the person named in the Corporation’s stock transfer records as the owner of such shares or, in the case of shares represented by certificates, the person named in the certificate, or, in either case, by attorney lawfully constituted in writing. In addition, with respect to any shares represented by certificates, transfers shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section D of this Article.

Section C. RIGHTS OF HOLDER.

The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section D. LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE XI.

SEAL

The corporate seal, if any, shall be in such form as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine.

ARTICLE XII.

REGISTERED OFFICE AND REGISTERED AGENT

1) The address of the initial registered office of the Corporation is 1201 Peachtree Street, N.E., Atlanta, Georgia 30361 and the name of the initial registered agent is CT Corporation System. The corporation may amend this Article XII at any time to change its registered office or registered agent, without further action of its officers or directors, by filing with the Secretary of State a notice of such change, in accordance with Section 14-2-502 of the Code, or any successor statute.

2) The Corporation may have other offices at such places within or without the State of Georgia as the Board may from time to time designate or the business of the Corporation may require or make desirable.

ARTICLE XIII.

AMENDMENTS

Section A. AMENDMENTS GENERALLY.

1) Except as otherwise provided in paragraph 3) of this Section, or in the Articles of Incorporation or by applicable law, the Board may amend or repeal any provision of these Bylaws or adopt any new bylaw, unless the shareholders have adopted, amended or repealed a particular bylaw provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor.

2) The Corporations shareholders have the right to amend or repeal any provision of these Bylaws, or to adopt new Bylaw provisions, even though such provisions may also be adopted, amended or repealed by the Board.

3) Any provision of these Bylaws limiting the authority of the Board or establishing staggered terms for directors may be adopted, amended or repealed only by the shareholders.

Section B. BYLAW INCREASING QUORUM OR VOTING REQUIREMENTS.

1) Except as provided in Section 14-2-1113 of the Code or any successor statute thereto (relating to corporate business combinations with statutorily defined “interested shareholders”), any bylaw which sets a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than the minimum required by the Code may not be adopted, amended or repealed by the Board.

2) Except as otherwise provided in the Articles of Incorporation, a bylaw that fixes a greater quorum or voting requirement for the Board than the minimum required by the Code:

¡	May be adopted, amended, or repealed by the shareholders only by the affirmative vote of a majority of the votes entitled to be cast; or

¡	May be adopted, amended, or repealed by the directors only by a majority of the entire Board.

¡	A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board may be amended or repealed only by a specified vote of either the shareholders or the Board, if such bylaw provision so provides.

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